Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint each of Kenneth D. Tuchman, Regina M. Paolillo and Margaret B. McLean,  acting individually, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the U.S. Securities and Exchange Commission, and the securities regulatory agency in each other country where a registration or filing may be necessary or advised in connection with any offering of the Company’s securities, including but not limited to: Argentina, Brazil, Bulgaria, Canada, Ireland, Mexico, the Philippines, Singapore, the United Arab Emirates, and the United Kingdom, for and on such person’s behalf, and in any and all capacities,

1.

The Annual Report on Form 10-K of TeleTech Holdings, Inc. for the year ended December 31, 2016, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith, or foreign jurisdiction equivalent reports and statements;

2.

A Prospectus for use in the member nations of the European Union pursuant to the EU Prospectus Directions and any and all amendments thereto with all exhibits and other documents in connection therewith; and

3.

Such annual or other periodic reports on business, prospects, financial and results of operations as may be required in any such other country granting unto each of said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Kenneth D. Tuchman	Feb. 22, 2017	/s/ Steven J. Anenen	Feb. 22, 2017
Kenneth D. Tuchman		Steven J. Anenen

/s/ Tracy L. Bahl	Feb. 22, 2017	/s/ Gregory A. Conley	Feb. 22, 2017
Tracy L. Bahl		Gregory A. Conley

/s/ Robert N. Frerichs	Feb. 22, 2017	/s/ Marc L. Holtzman	Feb. 22, 2017
Robert N. Frerichs		Marc L. Holtzman

/s/ Shrikant Mehta	Feb. 22, 2017
Shrikant Mehta